STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Filing Acknowledgement

April 23, 2007

Job Number
C20070423-2099

Corporation Number
C35878-2004

Filing Description	**Document Filing Number**	**Date/Time of Filing**
Amendment	20070278773-73	April 23, 2007 02:08:20 AM

Corporation Name	**Resident Agent**
ATLANTIS INTERNET GROUP CORP.	BUSINESS FILINGS INCORPORATED

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recordings Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

ROSS MILLER
Secretary of State

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary for Commercial Recordings

OFFICE OF THE SECRETARY OF STATE

Certified Copy

April 24, 2007

Job Number: C20070423-2099
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20070278773-73	Amendment	1 Pages/1 Copies

Respectfully,

ROSS MILLER
Secretary of State

By

Certification Clerk

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT **ABOVE SPACE IS FOR OFFICE USE ONLY**

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

ATLANTIS INTERNET GROUP CORP.

2. The articles have been amended as follows (provide article numbers, if available):

ARTICLE III

AUTHORIZED SHARES

This Corporation is authorized to issue two classes of stock, which are Common Stock and Preferred Stock. The shares of Common Stock which this Corporation is authorized to issue shall have a par value of One-Tenth of One Cent ($.001) per share and the number of shares of Common Stock this corporation is authorized to issue is one billion (1,000,000,000) shares. The shares of Preferred Stock which this Corporation is authorized to issue; shall have a par value of One-Tenth of One Cent ($0.001) per share and the number of shares of Preferred Stock this corporation is authorized to issue is five million (5,000,000) shares. The shares of Preferred Stock shall have the designations, rights, preferences, privileges and restrictions as shall be determined by the Board of Directors of the Corporation from time to time, and shall be evidenced by the subsequent filing of a Certificate of Designation as provided in Section 78.1955 of the Nevada Revised Statutes.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is: 201,653,959

4. Effective date of filing (optional):

(must not be later than 90 days after the certificate is filed)

5. Officer Signature **(Required)**: **X** Donald P. Bailey

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.